Exhibit 3.40

BY-LAWS
of
THE CARRIAGE HOUSE COMPANIES, INC.
Adopted: August 23, 1976

ARTICLE I
Meetings of Stockholders
Section 1. Place of Meetings. All meetings of stockholders shall be held at such place, within or without the state of Delaware, as may be designated from time to time by the Board of Directors, or if not so designated, at such place as may be specified in the notice or waiver of notice of the meeting.
Section 2. Time of Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the Third Friday of October in each year, commencing in the year 1976, if said day is not a legal holiday, or if a legal holiday, then on the next secular day following, at an hour to be fixed in the notice.
Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the President, and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, at the request in writing of stockholders holding a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote, or by resolution of the Board of Directors. Such request or resolution shall state the purpose or purposes of the proposed meeting. The time of any such special meeting shall be fixed by the officer calling the meeting and shall be stated in the call and notice of such meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice of meeting and matters germane thereto.
Section 4. Notice of Stockholders’ Meetings. Notice of every stockholders’ meeting, stating the time and place thereof (and, in the case of a special meeting, the purpose or purposes thereof) shall be given at least 10 days before such meeting to each stockholder entitled thereto.
Section 5. Quorum. Except as otherwise provided by law, by the Certificate of Incorporation or by these by-laws, at all meetings of stockholders the holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders present or represented by proxy and entitled to vote thereat, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted if the meeting had been held as originally called.
     If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.
Section 6. Votes Required and Method of voting. Except otherwise provided by law, by the Certificate of Incorporation, or by these by-laws, at each meeting of stockholders all elections shall be decided by a plurality, and all questions shall be decided by a majority, of the votes cast by the stockholders present in person or represented by proxy and entitled to vote. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot.
Section 7. Right to Vote. For each share of the capital stock of the Corporation registered in his name on the books of the Corporation the holder thereof shall have the number of votes per share specified in the Certificate of Incorporation. Whenever under the provisions of the Certificate of Incorporation any stockholder is entitled to more or less than one vote for any share of capital stock of the Corporation held by such stockholder, every reference in these by-lavs to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. At each meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder, or by his duly authorized attorney, and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.

ARTICLE II
Directors
Section 1. Powers. The business of the Corporation shall be managed by the Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things which are not by law or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done exclusively by the stockholders.
Section 2. Number and Term. The Board of Directors shall consist of not less than two nor more than nine directors, the exact number to be fixed from time to time by the Board of Directors. Directors shall be elected at the annual meeting of stockholders and each director shall hold office until the next annual meeting and until his successor is elected and qualified or until his earlier resignation or removal.
Section 3. First Meeting. The first meeting of each newly elected Board of Directors for the purpose of organization, the election of officers and the transaction of other business shall be held immediately after the annual meeting of stockholders, or at such time and place as shall be fixed by the consent in writing of all the directors. No notice of such meeting shall be necessary.

Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined from time to time by the Board of Directors.
Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the President on two days’ notice to each director, personally, by mail or by telephone or telegram, and shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors. Unless otherwise provided by the Board of Directors, special meetings of Board shall be held at the place designated in the notice of the meeting.
Section 6. Quorum. One-third of the entire Board of Directors, but not less than two directors, shall constitute a quorum at any meeting of the Board and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise be specifically provided by law, the Certificate of Incorporation or these by-laws. If at any meeting of the Board there be less than a quorum present, the directors present thereat may adjourn the meeting from time to time until a quorum shall have been obtained.
Section 7. Filling of Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual meeting and until his successor is elected and qualified or until his earlier resignation or removal.
Section 8. Removal. Any one or more of the directors may be removed, either with or without cause, at any time by the affirmative vote of the stockholders holding a majority of the outstanding shares entitled to vote, at any meeting of the stockholders. The successor or successors of any director or directors so removed may be elected by the stockholders at the same meeting or any adjournment thereof, or if not so elected, may be elected by the directors remaining in office, as provided in the preceding Section.
Section 9. Compensation of Directors. The Board of Directors, by resolution, may provide for payment to directors of a fixed fee for their services as directors, without regard for attendance at meetings of the Board, and for payment of directors’ expenses of attendance for attendance at such meetings. Nothing herein contained shall be construed as precluding any director from serving the Corporation in any other capacity as member of a committee, officer, agent or otherwise and receiving compensation therefor.

ARTICLE III
Committees
Section 1. Committees: How Appointed; Quorum. The Board of Directors may from time to time, by resolution passed by a majority of the whole Board, designate one or more committees for such purposes and with such powers as the Board of Directors may determine. Each such committee shall consist of one or more directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors designating the same, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. A majority of each committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting of such a committee at which a quorum is present shall be the act of the committee.
Section 2. Procedure of committees. Each committee may make its own rules of procedure and shall meet where and as provided by such rules, or by a resolution of the Board of Directors.

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ARTICLE IV
Officers
Section 1. Officers. As soon as practicable after each annual meeting of the stockholders, the Board of Directors shall meet and elect a President, a Treasurer and a Secretary, who need not be directors. The Board of Directors may also elect a Chairman of the Board (who shall be a director) , one or more Vice Presidents (with such titles or designations as may be determined from time to time by the Board of Directors), a Controller, and such other officers or assistant officers, none of whom need be a director, as the Board of Directors from time to time may determine. Any number of offices may be held by the same person.
Section 2. Term, Removal and Vacancies. Each officer of the Corporation shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders held next after his election and until his successor is elected and qualified or until his earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the entire Board of Directors. If the office of any officer shall become vacant for any reason, the vacancy may be filled by the Board of Directors.
Section 3. Salaries of Officers. The salaries of officers of the Corporation shall be fixed by the Board of Directors.

Section 4. Powers and Duties of Officers. In addition to the powers and duties hereinafter specifically prescribed for the respective officers, the Board of Directors may from time to time impose or confer upon any of the officers such additional powers and duties as the Board of Directors may see fit, and the Board of Directors may from time to time impose and confer any or all of the powers and duties hereinafter specifically prescribed for any officer upon any other officer or officers.
Section 5. The Chairman of the Board. The Chairman of the Board, if elected, shall preside at all meetings of the stockholders, the Board of Directors and any committee or committees of directors at which he shall be present, and shall perform such other duties as may be assigned to him from time to time by the Board of Directors.
Section 6. The President. The President shall be the chief executive officer of the Corporation and shall have general direction of the business, affairs and property of the Corporation. In the absence of the Chairman of the Board (or if there be none), the President shall preside at all meetings of stockholders and the Board of Directors at which he shall be present. The President shall exercise the powers and perform the duties usual to the chief executive officer and shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

Section 7. The Vice Presidents. The Vice Presidents shall be of such number and shall have such titles or designations as may be determined from time to time by the Board of Directors. They shall perform such duties as may be assigned them from time to time by the Board of Directors or the President.
Section 8. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects, in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors or by officers of the Corporation authorized by the Board of Directors to make such designations. He shall disburse the funds of the Corporation subject to the control of the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
     The Treasurer shall, at the expense of the Corporation, give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties, satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. He shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.
Section 9. The Assistant Treasurers. The Assistant Treasurers, if elected, shall perform such duties as may be assigned to them from time to time by the Board of Directors, the President or the Treasurer.
Section 10. The Controller. The Controller, if elected, shall be responsible for the development and maintenance of accounting policies and systems properly to record, report and interpret the financial position and the results of operations of the Corporation. He shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.
Section 11. The Assistant Controllers. The Assistant Controllers, if elected, shall perform such duties as may be assigned to them from time to time by the Board of Directors, the President or the Controller.
Section 12. The Secretary. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders. He shall have the custody of the seal of the Corporation. He shall have such other powers and duties as are usual to the office and, in addition, such other duties as may be assigned to him from time to time by the Board of Directors or the President.
Section 13. The Assistant Secretaries. The Assistant Secretaries, if elected, shall perform such duties as may be assigned to them from time to time by the Board of Directors, the President or the Secretary. In the absence or incapacity of the Secretary, any Assistant Secretary may perform the duties of the Secretary.

ARTICLE V
Capital Stock
Section 1. Stock Certificates. Certificates representing shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors in accordance with law. The certificates shall be numbered and shall be entered in the books of the Corporation as they are issued. Stock certificates shall be signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary.
Section 2. Transfer of Shares. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
Section 3. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the law.

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Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates the Board of Directors may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require, and to give a bond, in such form as the Board of Directors may direct, indemnifying the Corporation, any transfer agent and any registrar against any claim that may be made against them or any of them on account of the alleged loss, theft or destruction of any such certificate or certificates or the issuance of such new certificate or certificates.

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ARTICLE VI
Miscellaneous
Section 1. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of July of each year.
Section 2. The Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the state of incorporation. Said seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced or otherwise used. The Secretary or any Assistant Secretary may affix the seal to any instrument signed by a duly authorized officer, or when specifically authorized by the Board of Directors, and may attest the same. Unless otherwise provided by the Board of Directors, the seal may also be attested by any officer of the Corporation except the officer signing the instrument on behalf of the Corporation.
Section 3. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.
Section 4. Waiver of Notice. Any notice required to be given under the laws of the State of Delaware, the provisions of the Certificate of Incorporation or of these by-laws, may be waived in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein. In addition, notice may be waived by the person entitled thereto as provided by law.
Section 5. Stockholders’ Action without Meeting. Whenever the stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent of stockholders as permitted by law.
Section 6. Directors’ Action without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent thereto is signed by all the members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 7. Indemnification. The Corporation shall indemnify each of its directors and officers, and each person serving at the request of the Corporation as a director or officer of another corporation, to the fullest extent permitted by the laws of the State of Delaware.

ARTICLE VII
AMENDMENTS
Section 1. By the Stockholders. These by-laws may be amended at any stockholders’ meeting by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat.
Section 2. By the Directors. The Board of Directors may also amend these by-laws at any meeting of the Board by majority vote of the entire Board. Any by-laws made by the Board of Directors may subsequently be altered or repealed by the stockholders.

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